Arden Realty Limited Partnership
                   c/o Arden Realty, Inc.
            9100 Wilshire Boulevard, Suite 700-E
                Los Angeles, California 90212

                              December 5, 1996

Fidelity Partners, Inc.
744 Montgomery Street, Suite 200
San Francisco, California 94111
Attn:  Joseph Sherman

          Re:  Offer to Purchase Rights under Purchase
               Agreement for  Acquisition of Co-Tenancy
               Interest in Union Bank Center, located
               at 5200 West Century Boulevard, Los
               Angeles, California

Gentlemen:

     By this letter, Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer") offers to purchase from Fidelity Partners, Inc., a California corporation ("Seller"), (i) all of Seller's right, title and interest (the "Haptel Purchase Rights") under that certain Agreement of Purchase and Sale of Tenancy-in-Common Interest dated November 15, 1996 between Haptel, Inc., a Delaware corporation ("Owner"), as seller, and Seller, as buyer (the "Agreement"), pursuant to which Seller has the right to purchase Owner's co-tenancy interest in the Property, and
(ii) all of Seller's right, title and interest (the "HPP Purchase Rights") under the HPP Agreement (defined in paragraph 5(b) below) (collectively, the "Purchase Rights"). Unless defined herein, all capitalized terms used herein shall have the meanings given to them in the Agreement or in the HPP Agreement.

     Buyer offers to purchase the Purchase Rights on the following terms and conditions:

     1. Purchase Price of Purchase Rights.
$650,000.00. Such purchase price shall be paid in two (2) installments as follows: $150,000 of the purchase price shall be paid upon the Closing (as defined in the Agreement and the HPP Agreement) and $500,000 of the purchase price shall be paid on January 2, 1997.

     2. Deposits Under Agreement.

        (a)  Concurrently with the mutual execution
and delivery of this letter agreement, and in addition to Buyer's obligation under Paragraph 1 above, Buyer agrees to deposit an amount equal to $86,250.00 (the "Initial
Deposit") in escrow with the Title Company, which amount shall constitute the "Initial Deposit" under the Agreement and the HPP Agreement. Such deposit shall be fully refundable to Buyer in the event the conditions set forth under Paragraph 4 below are not satisfied or in the event
Seller fails to perform its obligations under this letter agreement. In this regard, Seller agrees (i) concurrently with the mutual execution and delivery of this letter agreement, to direct the Title Company in writing that any return of the Initial Deposit shall be delivered to Buyer, and not to Seller, and (ii) upon receipt by Seller of written notice from Buyer that any of the conditions set forth in Paragraph 4 below have not been satisfied and that Buyer terminates this letter agreement, to immediately instruct the Title Company to refund the Initial Deposit to Buyer.

        (b) In the event the condition set forth in Paragraph 4(a) below is satisfied, Buyer agrees to deposit an amount equal to Three Hundred Forty-Five Thousand Dollars ($345,000) (the "Additional Deposit") in escrow with the Title Company, which amount shall constitute the "Additional Deposit" under the Agreement and the HPP Agreement. The Initial Deposit and the Additional Deposit are collectively referred to as the "Deposit". Such Deposit shall be fully refundable to Buyer in the event the conditions set forth in Paragraphs 4(b) or 4(c) below are not satisfied or in the event Seller fails to perform its obligations under this Agreement. In this regard, Seller agrees (i) concurrently with the delivery of the Additional Deposit, to direct the Title Company in writing that any return of the Additional Deposit shall be delivered to Buyer, and not to Seller, and
(ii) upon receipt by Seller of written notice from Buyer that any of the conditions set forth in Paragraph 4(b) or 4(c) below have not been satisfied and that Buyer terminates this letter agreement, to immediately instruct the Title Company to refund the Deposit to Buyer. Provided that Seller complies with its obligations under the immediately preceding sentence, Seller shall have no additional liability to Buyer as a result of the Title Company's failure to comply with such directions.

      3. Transfer. Title to the Purchase Rights shall be assigned to Buyer on the Transfer Date (defined below) free and clear of all liens, encumbrances and prior assignments. Such transfer shall be effectuated by the mutual execution and delivery by Buyer and Seller of Assignment Agreements, in the respective forms attached hereto as Exhibits "A-1" and "A-2". The "Transfer Date" shall be the Approval Date, provided that the conditions set forth in Paragraph 4(a) below have been satisfied or waived by Buyer, and provided that in no event shall the Transfer Date occur prior to the Approval Date.

     4. Buyer Conditions. Buyer's obligations to purchase the Purchase Rights shall be conditioned upon the following:

        (a) Buyer's approval (in its sole and
absolute discretion) in writing on or before the date which is one (1) day before the Approval Date of the condition of and all other matters relating to the Property, as well as all of the other due diligence items set forth in Paragraph 3 of each of the Agreement and the HPP Agreement, including without limitation, the Title Report, Survey, Leases, contracts listed on Exhibit 3.3 of each of the Agreement and the HPP Agreement and the Due Diligence Documents. In this regard, (i) Seller agrees to cooperate with Buyer and take all actions (A) reasonably requested by Buyer to arrange for Buyer's entry onto the Property and any inspections and/or testing by Buyer in connection therewith, and (B) otherwise requested by Buyer in connection with Buyer's efforts to perform its due diligence review hereunder, and (ii) Seller assigns to Buyer all of Seller's access, inspection and other rights under the Agreement and the HPP Agreement with respect to the performance of Seller's due diligence review under the Agreement and the HPP Agreement.

        (b) (i) the satisfaction of all conditions to Seller's (or any assignee's) obligation, as buyer, to consummate the Closing under the Agreement, (ii) no breach or default by the Owner under the Agreement, and (iii) the concurrent Closing under the Agreement.

        (c) (i) the satisfaction of all conditions to Seller's (or any assignee's) obligation, as buyer, to consummate the Closing under the HPP Agreement concurrently with the Closing under the Agreement, (ii) no breach or default by HPP under the HPP Agreement, and (iii) the concurrent Closing under the HPP Agreement.

If Buyer shall timely disapprove any of the due diligence items set forth above, or if any of the conditions set forth in Paragraphs 4(b) or 4(c) above are not satisfied, then this letter agreement shall terminate, the Deposit shall be immediately returned to Buyer, and neither party shall have any further rights or remedies against the other by reason hereof. In the event either of the conditions set forth in Paragraphs 4(b) or 4(c) is not satisfied or waived by Buyer, and the Transfer Date has occurred, upon request from Seller, Buyer shall re-assign the Purchase Rights back to Seller.

     5. Actions Pending Transfer Date.

        (a) Provided that Buyer is not in material default under this letter agreement, (i) if any consents, approvals or elections of Seller are required or permitted under the Agreement or HPP Agreement, then Seller shall not give or make the same without first obtaining the written consent of Buyer, (ii) Seller shall not modify or amend the Agreement or HPP Agreement or waive any right of the buyer under the Agreement or HPP Agreement without the prior written consent of Buyer, (iii) Seller further agrees not to amend or modify the Union Property Commission Agreement (defined below) without the prior written consent of Buyer,
(iv) Seller shall deliver to Buyer promptly upon receipt copies of any notices or other communications received from Owner relating to the Agreement or the Property or from HPP relating to the HPP Agreement or Property, and (v) Seller shall not deliver any notice or other communication to Owner or HPP or take any other action under the Agreement or HPP Agreement without first having the same approved by Buyer.

        (b) Seller acknowledges that that certain
Contribution Agreement (the "HPP Agreement") by and between the Seller and Hapsmith-Praxis Partners ("HPP") was entered into as of November 27, 1996, and subsequently modified by the parties pursuant to a memorandum from Michael Klein to Joe Sherman dated November 29, 1996, and a letter from Joe
Sherman to Michael Klein dated December 5, 1996.

     6. Warranties and Representations. Seller makes the following warranties and representations to Buyer, which shall be true and correct as of the date of Seller's acceptance hereof, as of the Transfer Date and as of the Closing under the Agreement and the HPP Agreement:

        (a) To the best of Seller's knowledge, all documents delivered to Buyer by and on behalf of Seller are or will be true and correct copies of the originals and truly represent the factual matters stated therein.

        (b) Seller has the legal power, right and authority to enter into this letter agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

        (c) All requisite corporate action has been taken by Seller in connection with entering into this letter agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor of Seller, judicial or administrative body, or governmental authority having jurisdiction over Seller or other party is required.

        (d) The individuals executing this letter agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

        (e) This letter agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, except as may be limited by laws of bankruptcy and insolvency.

        (f) Except for the required consents of the Owner and HPP under Section 11.4 of the Agreement and
Section 11.4 of the HPP Agreement, respectively, neither the execution and delivery of this letter agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this letter agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, lease or other agreements or instruments to which Seller is a party.

        (g) A true and correct copy of the HPP
Agreement and the Agreement are respectively attached hereto as Exhibits "B" and "C". There are no other agreements with respect to the transfer of Owner's interest in the Property to Seller other than the Agreement. There are no other agreements with respect to the transfer of HPP's interest in the Property to Seller other than the HPP Agreement.
Neither the HPP Agreement nor the Agreement has been modified or amended.

        (h) Seller has not previously assigned,
agreed to assign or hypothecated all or any part of the Purchase Rights and is the holder thereof free and clear of any liens, encumbrances or other rights of third parties.

        (i) A true and correct copy of the brokerage agreement with Union Property Capital which is referred to in Paragraph 5.3 of the Agreement and Paragraph 5.3 of the HPP Agreement (the "Union Property Commission Agreement") is attached hereto as Exhibit "D". Except as expressly set forth in this letter agreement, there are no other agreements pursuant to which Buyer is obligated to pay a brokerage commission or finder's fee to a third party in connection with the purchase of the Property, other than the Union Property Commission Agreement. The Union Property Commission Agreement has not been modified or amended.

        (j) To the best of Seller's knowledge,
Seller is not aware of any material information relating to the Property which has not been disclosed to Buyer.

     7. Brokers. Each party represents to the other that it has not hired or dealt with any broker or other middleman entitled to any commission or other compensation based upon the transactions contemplated hereby, other than Hawthorne Realty. In the event of and upon the closing of the sale of the Owner's interest in the Property to Buyer, and the closing of the contribution of HPP's interest in the Property to Buyer, Buyer and Seller shall equally split a brokerage commission to Hawthorne Realty in connection with the transactions contemplated hereby in an amount equal to $100,000 ($50,000 to be paid by Seller and $50,000 to be paid by Buyer). Such commission shall be in addition to the payment of any commission due and owing by Buyer under the Agreement or under the HPP Agreement.

     8. Assignment. Except as provided in the preceding sentence, neither party shall assign its rights or obligations under this letter agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

     9. Confidentiality. Buyer and Seller agree to keep the terms of this transaction strictly confidential and not disclose same to any third parties, without the consent of the other party, except that Buyer may discuss and disclose the terms of this transaction to Buyer's advisors, employees, consultants, attorneys, partners and lenders.

     10. Indemnity.  Seller hereby agrees to
indemnify, defend and hold harmless Buyer from and against
(i) any and all claims, damages, costs, expenses and liabilities ("Claims") arising from or related to any actions taken by Seller in connection with the Agreement or the HPP Agreement which Buyer was unaware of or which Buyer did not approve, and (ii) any actual out-of-pocket costs incurred by Buyer due to or in connection with any Claims arising from or related to Owner's or HPP's failure to honor and accept the transfer of the Purchase Rights to Buyer without having consented thereto.

     11. Miscellaneous.

         (a) In the event of any litigation between the parties respecting this letter agreement, the prevailing party shall be entitled to reasonable attorneys fees, court costs and litigation expenses, as determined by the Court.

         (b) Notices required or permitted hereunder shall be personally delivered or sent by air courier or first class mail, return receipt requested, addressed as follows:

                    (1)  If to Buyer:

                         c/o Arden Realty, Inc.
                         9100 Wilshire Boulevard, Suite 700E
                         Beverly Hills, California 90212
                         Attn:  Mr. Richard S. Ziman

                    with copies to:

                         Jeffer, Mangels, Butler & Marmaro LLP
                         2121 Avenue of the Stars, 10th Floor
                         Los Angeles, California 90067
                         Attn:  Scott M. Kalt, Esq.

                    (2)  If to Seller:

                         Fidelity Partners, Inc.
                         744 Montgomery Street, Suite 200
                         San Francisco, California 94111
                         Attn:  Mr. Joseph L. Sherman

                    with a copy to:

                         Freed and Heinemann
                         633 Battery Street
                         Suite 620
                         San Francisco, CA 94111
                         Peter Heinemann, Esq.

        (c) This letter agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns.

        (d) This letter agreement represents the entire understanding of the parties respecting the subject matter hereof, supersedes all prior understandings, whether oral or written, and may not be amended except in writing signed by the parties hereof. This letter agreement shall be construed in accordance with the laws of the State of California.

        (e) Each party hereto shall be authorized to rely upon the signatures of all of the parties hereto on this letter agreement which are delivered by facsimile as constituting duly authorized, irrevocable, actual, current delivery of this letter agreement with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile shall deliver an executed original of the same to each party so receiving the previous facsimile signatures within five (5) days after the delivery of such facsimile signatures.

        (f) Each of the parties shall from time to time at the request of the other party execute and deliver such documents and take such other actions as may be required to more effectively carry out the terms of this letter agreement. The warranties and representations of Seller shall survive the Closing.

     12. Notwithstanding anything to the contrary contained herein, in the event the transactions contemplated under the Agreement and the HPP Agreement are not consummated for reasons other than due to (i) a default by Owner or HPP under the Agreement or the HPP Agreement, respectively, or (ii) the occurrence of an event (or the discovery by Buyer of a circumstance pursuant to its due diligence review of the Property) which materially adversely effects the value or condition of the Property, as determined by Buyer in its reasonable discretion, Buyer shall pay to Seller an amount equal to $75,000.

          If the foregoing is consistent with your understanding, please acknowledge your acceptance and agreement by signing where shown below and returning to the undersigned the enclosed copy of this letter on or before 5 p.m. on December 6, 1996, at which time this offer will otherwise expire.

                           Very truly yours,

                           Arden Realty Limited Partnership,
                              a Maryland limited partnership

                           By:  Arden Realty, Inc., a
                           Maryland corporation,
                                  its sole general partner

                                  By /s/ Victor J. Coleman
                                  Name:  Victor J. Coleman
                                  Title:  President and COO


ACCEPTED AND AGREED:

Fidelity Partners, Inc.,
a California corporation


By /s/ Joseph Sherman
        Joseph Sherman, President

Date: /s/ 12/5/96